UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 28, 2017

Date of Report (Date of earliest event reported)

ABBOTT LABORATORIES

(Exact name of registrant as specified in charter)

Illinois	1-2189	36-0698440
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

100 Abbott Park Road

Abbott Park, Illinois 60064-6400

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:  (224) 667-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.03 — Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 16, 2017, Abbott Laboratories’ Board of Directors amended the first sentence of Article III, Section 2 of Abbott’s by-laws to provide that Abbott’s Board of Directors shall consist of eleven persons, effective as of April 28, 2017.  Abbott’s by-laws previously provided that the Board of Directors consisted of twelve persons.

Item 5.07 — Submission of Matters to a Vote of Security Holders.

Abbott held its Annual Meeting of Shareholders on April 28, 2017.  The following is a summary of the matters voted on at that meeting.

(1)         The shareholders elected Abbott’s entire Board of Directors.  The persons elected to Abbott’s Board of Directors and the number of shares cast for, the number of shares withheld, and the number of broker non-votes, with respect to each of these persons, were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Robert J. Alpern, M.D.	1,298,877,279	9,868,013	232,402,946
Roxanne S. Austin	1,251,151,109	57,594,184	232,402,946
Sally E. Blount, Ph.D.	1,299,820,271	8,925,021	232,402,946
Edward M. Liddy	1,273,119,389	35,625,903	232,402,946
Nancy McKinstry	1,301,509,914	7,235,378	232,402,946
Phebe N. Novakovic	1,299,745,215	9,000,078	232,402,946
William A. Osborn	1,278,989,927	29,755,366	232,402,946
Samuel C. Scott III	1,280,207,132	28,538,161	232,402,946
Daniel J. Starks	1,301,278,858	7,466,434	232,402,946
Glenn F. Tilton	1,244,895,300	63,849,993	232,402,946
Miles D. White	1,236,741,734	72,003,559	232,402,946

(2)         The shareholders ratified the appointment of Ernst & Young LLP as Abbott’s auditors.  The number of shares cast in favor of the ratification of Ernst & Young LLP, the number against, the number abstaining, and the number of broker non-votes were as follows:

For	Against	Abstain	Broker Non-Votes
1,520,578,303	17,715,744	2,854,192	0

(3)         The shareholders voted to approve the compensation of Abbott’s named executive officers listed in the proxy statement for the 2017 annual meeting, with 94.78 percent of the votes cast voting “For” the proposal.  The shareholder vote is advisory and non-binding. The number of shares cast in favor of approval, the number against, the number abstaining, and the number of broker non-votes were as follows:

For	Against	Abstain	Broker Non-Votes
1,240,432,464	58,330,616	9,982,213	232,402,946

(4)         The shareholders voted to approve management’s recommendation that Abbott present shareholders with the opportunity to vote on the compensation awarded to its named executive officers annually, with 89.43 percent of the votes cast voting “1 Year” for the proposal.  The shareholder vote is advisory and non-binding. The number of shares cast in favor of holding the vote annually, every two years or every three years, the number abstaining, and the number of broker non-votes were as follows:

Annual	Every Two Years	Every Three Years	Abstain	Broker Non- Votes
1,170,365,921	8,812,867	125,102,630	4,463,875	232,402,946

(5)         The shareholders voted to approve the Abbott Laboratories 2017 Incentive Stock Program, with 88.66 percent of the votes cast voting “For” the proposal.  The number of shares cast in favor of the approval of the Abbott Laboratories 2017 Incentive Stock Program, the number against, the number abstaining, and the number of broker non-votes were as follows:

For	Against	Abstain	Broker Non-Votes
1,160,302,743	138,437,185	10,005,365	232,402,946

(6)         The shareholders voted to approve the Abbott Laboratories 2017 Employee Stock Purchase Plan for Non-U.S. Employees, with 98.27 percent of the votes cast voting “For” the proposal.  The number of shares cast in favor of the approval of the Abbott Laboratories 2017 Employee Stock Purchase Plan for Non-U.S. Employees, the number against, the number abstaining, and the number of broker non-votes were as follows:

For	Against	Abstain	Broker Non-Votes
1,286,085,814	14,701,261	7,958,218	232,402,946

(7)         The shareholders rejected a shareholder proposal requesting that Abbott’s Board of Directors adopt a policy that the Board Chairman be an independent director, with 37.06 percent of the votes cast voting “For” the proposal.  The number of shares cast in favor of the shareholder proposal, the number against, the number abstaining, and the number of broker non-votes were as follows:

For	Against	Abstain	Broker Non-Votes
485,043,452	813,075,181	10,626,660	232,402,946

Item 9.01                   Financial Statements and Exhibits

Exhibit No.	Exhibit

3.1	By-Laws of Abbott Laboratories, as amended and restated effective April 28, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABBOTT LABORATORIES

Date: May 3, 2017	By:	/s/ Brian B. Yoor
Brian B. Yoor
Executive Vice President, Finance
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

3.1	By-Laws of Abbott Laboratories, as amended and restated effective April 28, 2017.